UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
AMENDMENT NO. 1
TO

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):	November 10, 2005

MERITAGE HOSPITALITY GROUP INC.
(Exact Name of Registrant as Specified in Charter)

Michigan
(State or Other Jurisdiction
of Incorporation)

001-12319	38-2730460
(Commission File Number)	(IRS Employer Identification Number)

1971 East Beltline Ave., N.E., Suite 200
Grand Rapids, Michigan 49525
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code:                                      (616) 776-2600

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 9.01.    Financial Statements and Exhibits.

         (b)    Pro Forma Financial Information.

        Between November 2, 2004 and November 10, 2005, Meritage completed fourteen sale and leaseback transactions involving its Wendy’s restaurants. These transactions were with unrelated third parties, and are part of an ongoing effort to sell and leaseback a certain number of its restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objective of maintaining a strong balance sheet and a less leveraged new store growth model. Forms 8-K were initially filed on December 3, 2004, December 22, 2004, April 29, 2005 and November 10, 2005 reporting these transactions because the proceeds received from the transactions, in the aggregate, exceeded 10% of the Company’s total assets at those times. Amended Forms 8-K reporting the required pro forma financial information were also filed. This amendment is being timely filed to report the required pro forma financial information related to all fourteen sale and leaseback transactions between November 2, 2004 and November 10, 2005.

        The Company collected $22,958,000 in net proceeds from the transactions, used $12,617,000 to pay down long-term indebtedness, and deposited the balance of $9,583,000 into the Company’s treasury. The sales resulted in a deferred gain of $9,570,000 before income taxes which will be amortized over the 20-year lease terms. The related early pay down of long-term indebtedness resulted in finance charges of approximately $893,000.

        Subject to market conditions, the Company may enter into approximately 17 additional sale and leaseback transactions containing similar terms, with related charges and deferred gains. The Company anticipates that it would use approximately 60% of the pre-tax proceeds to pay off long-term debt, with remaining net proceeds being deposited into treasury and available for general corporate purposes including new restaurant development.

        The following schedule demonstrates minimum lease obligations for the above-described completed transactions computed in accordance with SFAS No. 13.

	Payments due by period
Contractual Obligations	Total	Less than 1 year	1-3 years	3-5 years	More than 5 years
Operating Lease Obligations*	$35,665,160	$1,697,408	$3,394,816	$3,394,816	$27,178,120

* The lease agreements are triple net operating leases. Accordingly, the Company is responsible for other obligations including, but not limited to, taxes, insurance, utilities and maintenance as incurred.

        Pro Forma financial statements of Meritage Hospitality Group Inc. and Subsidiaries are attached beginning on Page F-1.

2

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 12, 2006	MERITAGE HOSPITALITY GROUP INC. BY: /s/Robert E. Schermer, Jr. —————————————— Robert E. Schermer, Jr. Chief Executive Officer & President

3

MERITAGE HOSPITALITY GROUP INC. & SUBSIDIARIES

INDEX TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

FINANCIAL STATEMENTS	PAGE NUMBER
UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
- AS OF AUGUST 28, 2005	F-2

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE YEAR ENDED NOVEMBER 28, 2004	F-4

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF
OPERATIONS - FOR THE NINE MONTHS ENDED AUGUST 28, 2005	F-5

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED
FINANCIAL STATEMENTS	F-6

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of August 28, 2005

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
ASSETS

Current Assets
Cash and cash equivalents	$4,152,130	$1,722,937	(1)	$5,875,067
Receivables	298,739			298,739
Inventories	313,574			313,574
Prepaid expenses and other current assets	413,802			413,802
Restricted cash - debt escrow	1,048,180			1,048,180

Total Current Assets	6,226,425	1,722,937		7,949,362

Property, Plant and Equipment, net	36,083,098	(2,241,284)	(2)	33,841,814

Deferred Income Taxes	654,500			654,500

Other Assets
Notes Receivable	927,281			927,281
Goodwill	4,429,849			4,429,849
Franchise costs, net	1,248,647			1,248,647
Financing costs, net	487,348	(49,418)	(3)	437,930
Deposits and other assets	248,489			248,489

Total Other Assets	7,341,614	(49,418)		7,292,196

Total Assets	$50,305,637	$(567,765)		$49,737,872

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Current portion of long-term obligations	$2,030,886	$(94,360)	(4)	$1,936,526
Trade accounts payable	1,770,249			1,770,249
Accrued liabilities	2,373,292	521,298	(5)	2,894,590

Total Current Liabilities	6,174,427	426,938		6,601,365

Unearned Vendor Allowances	2,130,978			2,130,978

Deferred Gain - Sale and Leaseback Transactions	7,908,858	1,686,802	(6)	9,595,660

Accrued Rent and Other Liabilities	100,684			100,684

Long-Term Obligations	25,587,494	(2,006,633)	(7)	23,580,861

See Notes to unaduited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Balance Sheet
As of August 28, 2005

(Continued)

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
LIABILITIES AND STOCKHOLDERS' EQUITY

Stockholders' Equity
Preferred stock - $.01 par value
shares authorized: 5,000,000;
200,000 shares designated as Series A
convertible cumulative preferred stock
shares issued and outstanding: 29,520
(liquidation value - $295,200)	295			295
500,000 shares designated as Series B
convertible cumulative preferred stock
shares issued and outstanding: 500,000
(liquidation value - $5,000,000)	5,000			5,000
Common stock - $0.01 par value
shares authorized: 30,000,000;
shares issued and outstanding: 5,460,957	54,611			54,611
Additional paid in capital	17,420,934			17,420,934
Accumulated deficit	(9,077,644)	(674,872)	(8)	(9,752,516)

Total Stockholders' Equity	8,403,196	(674,872)		7,728,324

Total Liabilities and Stockholders' Equity	$50,305,637	$(567,765)		$49,737,872

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Year Ended November 28, 2004

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
Food and beverage revenue	$53,302,657			$53,302,657

Cost and expenses
Cost of food and beverages	14,661,710			14,661,710
Operating expenses	30,925,213	$1,771,536	(1)	32,222,294
		(474,455)	(2)
General and administrative expenses	3,526,312			3,526,312
Depreciation and amortization	2,792,259	(336,421)	(3)	2,455,838

Total cost and expenses	51,905,494	960,660		52,866,154

Earnings from operations	1,397,163	(960,660)		436,503

Other income (expense)
Interest expense	(2,603,041)	15,261	(4)	(1,554,423)
		1,033,357	(5)
Debt extinguishment charges	(180,181)	180,181	(6)	0
Interest income	36,840			36,840
Other income, net	4,400			4,400
Gain on sale of non-operating property	721,829			721,829

Total other expense	(2,020,153)	1,228,799		(791,354)

Loss before income taxes	(622,990)	268,139		(354,851)

Income tax benefit	134,000	(91,168)	(7)	42,832

Net loss	(488,990)	176,971		(312,019)

Preferred stock dividends	326,568			326,568

Net loss on common shares	$(815,558)	$176,971		$(638,587)

Loss per common share - basic and diluted	$(0.15)	$0.03		$(0.12)

Weighted average shares outstanding - basic and
diluted	5,280,923			5,280,923

See notes to unaudited pro forma consolidated financial statements.

Meritage Hospitality Group Inc. & Subsidiaries
Unaudited Pro Forma Consolidated Statement of Operations
For the Nine Months Ended August 28, 2005

	Meritage Hospitality Group Inc. & Subsidiaries	Pro Forma Adjustments	Pro Forma Ref.	Consolidated Pro Forma
Food and beverage revenue	$41,762,290			$41,762,290

Cost and expenses
Cost of food and beverages	11,804,290			11,804,290
Operating expenses	26,345,021	$453,458	(1)	26,667,718
		(130,761)	(2)
General and administrative expenses	2,939,672			2,939,672
Depreciation and amortization	1,991,766	(100,838)	(3)	1,890,928

Total cost and expenses	43,080,749	221,859		43,302,608

Loss from operations	(1,318,459)	(221,859)		(1,540,318)

Other income (expense)
Interest expense	(1,584,235)	4,563	(4)	(1,295,791)
		283,881	(5)
Debt extinguishment charges	(567,576)	567,576	(6)	0
Interest income	125,351			125,351
Other income, net	1,906			1,906
Gain on sale of non-operating property	150,964			150,964

Total other expense	(1,873,590)	856,020		(1,017,570)

Loss before income taxes	(3,192,049)	634,161		(2,557,888)

Income tax expense	(81,321)	(215,615)	(7)	(296,936)

Net loss	(3,273,370)	418,546		(2,854,824)

Preferred stock dividends	426,568			426,568

Net loss on common shares	$(3,699,938)	$418,546		$(3,281,392)

Loss per common share - basic and diluted	$(0.69)	$0.08		$(0.61)

Weighted average shares outstanding - basic and
diluted	5,353,717			5,353,717

See notes to unaudited pro forma consolidated financial statements.

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Between November 2, 2004 and November 10, 2005, the Company completed the sale and leaseback of fourteen of its Wendy’s restaurants to unrelated third parties. These transactions are part of an ongoing effort that Meritage announced on November 4, 2004, to sell and leaseback a certain number of its Wendy’s restaurants to pay down long-term debt and increase cash on hand to support the Company’s strategic objective of maintaining a strong balance sheet and a less leveraged new store growth model.

The unaudited pro forma consolidated balance sheet as of August 28, 2005, reflects these transactions as if all had occurred as of this date or prior. The unaudited pro forma statements of operations for the fiscal year ended November 28, 2004, and for the nine months ended August 28, 2005, reflect these transactions as if they occurred on November 30, 2003. Based on the Company’s best judgment, all deferred tax assets created from these transactions have been treated as if they were fully reserved at November 30, 2003.

In management’s opinion, all material adjustments necessary to reflect the transactions are presented in the pro forma adjustments. The pro forma financial statements do not purport to project the Company’s financial position or results of operations at any future date or for any future period, and should be read in conjunction with the Company’s consolidated historical financial statements, and notes thereto contained in the Company’s Form 10-K for the fiscal year ended November 28, 2004, and the quarterly report on Form 10-Q for the fiscal quarter ended August 28, 2005.

The pro forma adjustments are as follows:

Balance Sheet:

Below is a summary of the balance sheet transactions involving the three sale and leaseback transactions which occurred after August 28, 2005. The pro forma adjustments reflect the sale of the restaurant properties and the associated debt reduction from the cash proceeds, as if the sales had been consummated on August 28, 2005.

		Pro Forma Ref.
Calculation of deferred gain on sale:
Proceeds from sales - net of selling costs	$3,928,086
Net book value of assets sold	(2,241,284)	(2)

Deferred gain on sale leaseback transactions	$1,686,802	(6)

Calculation of net cash proceeds after retirement of debt:
Proceeds from sales - net of selling costs	$3,928,086
Reduction in long-term obligations	(2,006,633)	(7)
Reduction in current portion of long-term obligations	(94,360)	(4)
Debt extinguishment charges - prepayment penalties	(104,156)	(9)

Net cash after retirement of debt	$1,722,937	(1)

MERITAGE HOSPITALITY GROUP INC. AND SUBSIDIARIES

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

(Continued)

	Current Tax Payable	Pro Forma Ref.
Tax impact of the sale and leaseback transactions:
Gain on sale and leaseback transactions	$1,686,802
Debt extinguishment charges - prepayment penalties	(104,156)
Write-off of unamortized financing costs	(49,418)	(3)

Taxable income	$1,533,228
Statutory income tax rate	34%

	$521,298	(5)

Deferred Tax Asset
Impact on Deferred Tax Asset:
Deferred gain on sale and leaseback transactions	$1,686,802
Statutory income tax rate	34%

Gross deferred tax asset at August 28, 2005	$573,513
Valuation allowance	(573,513)

Net deferred tax asset	$0

For purposes of these pro forma financial statements, the tax effects have been computed using the statutory income tax rates in effect. Based on the Company’s best judgment, the deferred tax asset resulting from these transactions has been fully reserved.

Pro forma adjustment (8) – the ($674,872) pro forma adjustment to accumulated deficit is the total of the balance sheet pro forma adjustments (3), (5) and (9).

Statements of Operations:

Below is a summary of the transactions affecting the statements of operations as a result of the sale and leaseback of the fourteen Wendy’s restaurant properties described above. The pro forma adjustments reflect the sale of the restaurant properties as if the sales had been consummated on November 30, 2003.

Pro forma
Reference

(1)	Rent expense under the operating leases entered into by the Company as a result of the sale and leaseback transactions.

(2)	Amortization of the deferred gain over the lease terms under the operating leases entered into by the Company as a result of the sale and leaseback transactions (accounted for as a reduction in rent expense).

(3)	Reduction in depreciation expense related to the assets sold in the sale and leaseback transactions.

(4)	Reduction in amortization expense of capitalized financing costs related to the loans retired in connection with the sale and leaseback transactions.

(5)	Reduction in interest expense related to the debt retired in connection with the sale and leaseback transactions.

(6)	Remove non-recurring debt extinguishment charges from sale and leaseback transactions that occurred during the period shown.

(7)	Income tax effect of the above transactions at a statutory income tax rate of 34%.